UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013

Royale Globe Holding Inc.

(formerly “Royale Group Holding, Inc”)

 (Exact Name of Registrant as Specified in Its Charter)

NEVADA	20-5913810
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

68, Soi Suphaphong 3

Yak 8, Sirinakarn 40 Road

Nonghob, Praver, 10250 Bangkok, Thailand

(Address of Principal Executive Offices and Issuer’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 16, 2013, Chaw Eng Neng is appointed the new member of the Board of Directors and the Chief Operating Officer of the Company. Ng Wei Siong is appointed the new member of the Board of Directors and the Chief Marketing Officer of the Company.

Chaw Eng Neng, age 30, a Malaysian citizen. He has involved in finance and banking industry experience having worked with CitiBank and thereafter HSBC in both the marketing and business development departments since 2002. Since year 2006 he has worked with a Multi-national Forex brokerage company from UK. Since 2010 he has been working with a Multi-national online forex brokerage as Vice-president. He is also an owner of Chinese restaurant chains.

Ng Wei Siong, age 30, a Malaysian citizen. He graduated from Inti College Nilai, Malaysia with a Diploma of Hospitality and Tourism in 2003. From 2004 to 2006, he was the Credit Card Sales Officer of HSBC Sales & Marketing Department. From 2006 to 2010, he was the independent distributor of RZ Corporation SdnBhd.  From 2011 to present, he was a Forex Introducing Broker. He traded, invested and became introducing broker and master affiliate with few international brokerage house like FX Primus and Maxim Capital Ltd NZ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2013	Royale Globe Holding Inc. (formerly “Royale Group Holding, Inc”)

/s/ Yupa Sathapornjariya
Yupa Sathapornjariya
President, Director